THIS AGREEMENT is entered into as of **December 13, 2021** ("Effective Date") by and between **Artemis Ave LLC ("LICENSOR")** located at 4626 Romberg Place Woodland Hills, CA 91364 and **MOGO LLC ("LICENSEE")** located at 616 S El Camino Real, Ste H San Clemente CA 92672.

WHEREAS, Licensee wishes to license software for the purpose of using it on its live e-gaming platform, MOGO E-gaming (Mogo) and LICENSOR desires to license this software to licensee.

NOW THEREFORE, the parties hereto agree as follows:

1. GRANT OF LICENSE

Subject to the terms and conditions of the Agreement, LICENSOR grants to Licensee a non-transferable license as described in Exhibit A (the "Licensed Methods and Techniques"). Such license shall be non-exclusive and used only as described in Exhibit A. Licensee may use the Licensed Methods and Techniques in executable format for its own use. Licensee may not, however, transfer or sublicense the Licensed Methods and Techniques to any third party, in whole or in part, in any form, whether modified or unmodified unless otherwise agreed upon in writing.

2. CONSIDERATION TO LICENSOR

a. Licensee shall pay, upon delivery of the Licensed Methods and Techniques, the license fee set forth in Exhibit A attached hereto.

b. License fee does not include any 3rd party vendors including but not limited to Cloud Service Providers, Hosting Services and requested software subscriptions. If Licensor is required to pay any such amounts, Licensee shall reimburse the Licensor in full.

3. OWNERSHIP

The original and any copies of the Licensed Methods and Techniques, including translations, compilations, partial copies, modifications, and updates are the property of LICENSOR.

4. PROPRIETARY RIGHTS

Licensee recognizes that LICENSOR regards the Licensed Methods and Techniques as its proprietary information and as confidential trade secrets of great value. Licensee agrees not to provide or to otherwise make available in any form the Licensed Methods and Techniques, or any portion thereof, without the prior written consent of LICENSOR. Licensee further agrees to treat the Licensed Methods and Techniques with at least the same degree of care with which Licensee treats its own confidential information and in no event with less care than is reasonably required to protect the confidentiality of the Licensed Methods and Techniques.

5. TERM

The license granted hereunder shall continue for a year and automatically renew yearly unless terminated pursuant to Section 6 hereof and subject to Licensee's proper performance of its obligations hereunder.

6. TERMINATION

This Agreement shall terminate, with notice, (i) if Licensee is in default of any of the terms and conditions of this Agreement and fails to correct such default within ten (10) days after written notice thereof from LICENSOR, (ii) upon the institution by or against Licensee of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of debts, (iii) upon Licensee making an assignment for the benefit of creditors, or (iv) upon Licensee's dissolution or ceasing to do business.

7. SOFTWARE PLATFORM FOR USE BY LICENSEE
LICENSOR shall use its best efforts to make available the software platform for Licensee's use of the Licensed Methods and Techniques on a date to be agreed upon by both Parties. Licensee shall make available the API necessary to connect to Licensee's software if any.

8. LIMITATION OF LIABILITY
LICENSOR'S LIABILITY TO LICENSEE UNDER ANY PROVISIONS OF THIS AGREEMENT FOR DAMAGES FINALLY AWARDED SHALL BE LIMITED TO THE AMOUNTS ACTUALLY PAID HEREUNDER BY LICENSEE TO LICENSOR. IN NO EVENT SHALL LICENSOR BE LIABLE FOR INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF USE, LOSS OF PROFITS OR INTERRUPTION OF BUSINESS, HOWEVER CAUSED OR ON ANY THEORY OF LIABILITY.

9. NOTICES
All notices in connection with this Agreement shall be in writing and may be given by certified, registered mail, first class mail, e-mail or personally delivered at the address set forth on the front page. For purposes of this Agreement, a notice shall be deemed effective upon personal delivery to the party or if by mail five days after proper deposit in a mailbox.

10. SUCCESSORS
This Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective representatives, successors and assigns except as otherwise provided herein.

11. SEVERABILITY
In the event any provision of this Agreement is determined to be invalid or unenforceable, the remainder of this Agreement shall remain in force as if such provision were not a part.

12. GOVERNING LAW/FORUM
This Agreement shall be governed and interpreted by the laws of the State of California. Los Angeles County, California shall be the appropriate venue and jurisdiction for the resolution of any disputes hereunder. Both parties hereby consent to such personal and exclusive jurisdiction.

13. NON-ASSIGNMENT
This Agreement and the licenses granted by it may not be assigned, sublicensed, or otherwise transferred by Licensee without the prior written consent of LICENSOR.

14. EXPORT REGULATIONS

Licensee understands that LICENSOR is subject to regulation by agencies of the U.S. Government, including the U.S. Departments of Commerce and State, which prohibit export or diversion of certain technical products to certain countries. Licensee warrants that it will comply in all respect with the export and re-export restrictions set forth in the export license for the Licensed Methods and Techniques and all other applicable export regulations. Licensee agrees to indemnify and hold LICENSOR harmless from any loss, damages, liability or expenses incurred by LICENSOR as a result of Licensee's failure to comply with any export regulations or restrictions.

15. ENTIRE AGREEMENT

This Agreement sets forth the entire understanding between the parties with respect to the subject matter hereof, and merges and supersedes all prior agreements, discussions and understandings, express or implied, concerning such matters. This Agreement shall take precedence over any additional or conflicting terms which may be contained in Licensee's purchase order or LICENSOR's order acknowledgment forms.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date.

LICENSEE: MOGO LLC

By: ____________________

Name: David Pross

Title: CEO

LICENSOR: ARTEMIS AVE LLC

By:_____ ______

Name: Gregory Butler

Title: CEO and Co-Founder

EXHIBIT A

LICENSED METHODS AND TECHNIQUES

Licensed Software and Licensed Use:

Licensor's existing compression algorithm to be implemented by the Licensee solely on the MOGO Platform, an e-gaming delivery platform (MOGO's platform) for the Territory of India.

50-50 share in bandwidth savings between Artemis Ave LLC and Mogo LLC: Licensee shall pay immediately upon receipt of invoice for the License and 3rd party costs. Licensee, however, agrees to pay a security deposit of $50,000 prior to the commercial launch of the MOGO platform. Protocol to establish savings shall be implemented as described below.

For the avoidance of doubt, an example of this would be if standard streaming and storage costs equal $100,000 via other commercially available solutions, and the cost for the same service through ZuCasa is reduced to $30,00, the total cost is $65,000 ($30,000 to service provider, $35,000 to ZCasa).

Code maintenance is free for the standard compression platform. Fees for any special requests are to be agreed upon.

Protocol to establish savings:

Live to Recorded Video

STEP 1:
Partner sends to Zucasa a zip file of all the current files on their CDN.

STEP 2:
Zucasa will analyze the data from the received files and share resolution and mbps data with Partner

STEP 3:
The TEST: it can be one of the following:

i) Partner provides the **source video** files for the files that were delivered from the CDN. Zucasa will compress them which can, then, be compared to the CDN files. If the source files are not available;

ii) Zucasa will choose a video (similar in nature with the types of files received) and this video will be used as the source file:
--Zucasa will run it through its encoding workflow and
--Partner will run it through its process to the CDN
--Partner and Zucasa will compare the 2 set of output files for quality and size

Recorded Video:

STEP 1:
Partner delivers **source and compressed** output files

STEP 2:
Zucasa encodes source files

STEP 3:
Partner and Zucasa compare the 2 sets of output files

Live Video:
TBD based on use case(s)

NOTES:
License fee excludes any taxes, shipping and/or insurance charges, and any bank transfer fees.